EXHIBIT 3.2 - BYLAWS OF MOBILE TIRE RENEW (INTERNATIONAL), INC.
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                                    BY -LAWS
                                       OF
                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                              (name of corporation)


                               ARTICLE I - OFFICES
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The initial office of the Corporation shall be located at 5510 Harvestor Rd., Burlington Ontario, Canada, L7L 5V4. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


Section 1 - Annual Meetings:
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The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:
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Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Act.

Section 3 - Place of Meetings:
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All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:
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(a) Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to Statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:
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(a) Except as otherwise provided herein. or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the 'Certificate of Incorporation') at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote. shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders by a majority of the votes cast by the holders of shares entitled to vote thereon may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:
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(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at a meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the bonds of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided; however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself. or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instruments shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.


                         ARTICLE II - BOARD OF DIRECTORS
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Section 1 - Number, Election and Term of Office
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(a) The number of the directors of the Corporation shall be ONE (1), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record or less than three shareholders, in which event the number of directors shall not be less than the number of shareholders permit by statute.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holder of shares, present in person or by proxy, entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:
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(a) The Board of Directors shall be responsible for the control and management of the affairs, property and interest of the Corporation. and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders. The ability of the Board of Directors to exercise any power granted it under the Articles of Incorporation, these Bylaws. or the laws of the State of Nevada are explicitly limited to items authorized or approved by a majority vote of the shareholders, or their authorized proxies.

Section 3 - Annual and Regular Meetings. Notice:
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(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings: Notice:
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(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meeting shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article ill, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:
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At all meetings of the Board of Directors the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman or he shall be absent then the President shall preside and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournment
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(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting although less than a quorum may adjourn the same from time to time without notice until a quorum shall be present.

Section 7 - Manner of Action
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(a) At all meetings of the Board of Directors, each director present shall have one vote irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Vacancies:
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(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be fined by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignations;
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(a) Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such 'Written notice. such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:
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(a) Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for caused by action of the Board.

Section 11 - Salary:
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No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12 - Contracts:
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(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired affected or invalidated, nor shall any director be liable in any way by reason of the fact that anyone or more of the directors of this Corporation is or are interested in. or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director personally and individually may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest. provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize approve or ratify such contract or transaction by the vote {not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction , which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:
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(a) The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designated from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.


                              ARTICLE IV - OFFICERS
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Section l - Number, Qualification, Powers, Election and Term of Office:
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(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers including a Chairman of the Board of Directors, and one or more Vice Presidents as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected, by the Board of Directors at the regular annual meeting of the Board following theannua1 meeting of shareholders.

(c) Each Officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

(d) The ability of any officer to exercise any power or duty granted it under the Articles of Incorporation. these Bylaws. or the laws of the State of Nevada are explicitly limited to items authorized or approved by a majority vote of the shareholders, or their authorized proxies:

Section 2 - Resignations:
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Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:
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Any officer may be removed, either with or without cause, and a successor elected by a majority of the Board of Directors at any time.

Section 4 - Vacancies:
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A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may, at any time be filled for the un-expired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:
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Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President sha11 be the chief executive officer of the Corporation. The ability of any officer to exercise any power or duty granted it under the Articles of Incorporation these Bylaws. or the laws of the State of Nevada are explicitly limited to items authorized or approved by a majority vote of the shareholders, or their authorized proxies.

President. The President shall be the chief executive officer of the Corporation
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and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, notes mortgages and other contracts in the name and on behalf of the Corporation and conduct all business within the state of Nevada, other states of the United States or foreign countries.

Secretary/Treasurer.  The Secretary/Treasurer shall keep minutes of all meetings
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of the shareholders and directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or Board of Directors.

Vice President. The Vice President shall assist the President in the performance
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of his duties and shall act as directed by him in all matters.

Section 6 - Sureties and Bonds:
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In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:
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Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.


                           ARTICLE V - SHARES OF STOCK
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Section 1 - Certificate of Stock:
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(a) The certificates representing share of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President. and {ii) the Secretary or Treasurer. or any Assistant Secretary or Assistant Treasurer.

(b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificate for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, or scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:
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The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation' may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require the Board of Directors may, in it discretion, require the owner of the lost or destroyed certificate, or his legal representatives. to give the Corporation a bond in such sum as the Board may direct, and with such sureties as may be satisfactory to the

Board, to indemnify the Corporation against any claims, losses, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfer of Shares;
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(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal. equitable claim to.. or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Dates:
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In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


                             ARTICLE VI - DIVIDENDS
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Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.


                            ARTICLE VII - FISCAL YEAR
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The fiscal year of the Corporation shall be fixed by the Board of Directors, from time to time, subject to applicable law.


                          ARTICLE VIII - CORPORATE SEAL
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The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors


                             ARTICLE IX -AMENDMENTS
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Section 1 - By Shareholders:
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All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 - By Directors:
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The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the tilling of vacancies in the Board resulting from the removal by the shareholders. If any by-laws regulating an impending election of directors is adopted. amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


                              ARTICLE X - INDEMNITY
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(a) Any person made a party to any action. suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein that such officer; director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing roles of the American Arbitration Association.

The undersigned certifies that he/she has adopted the foregoing by-laws as the first by-laws of the Corporation.

Dated:     June 20, 2001                         /s/ Garry Drisdelle
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                                                   (signature)
                                                   name:  Garry Drisdelle
                                                          Secretary


Approved by:

President:  Garry Drisdelle                      /s/ Garry Drisdelle

Director:  Garry Drisdelle                       /s/ Garry Drisdelle